Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 21, 2021 by and between Starboard Value Acquisition Corp., a Delaware corporation (the “Company”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, the Company is concurrently with the execution and delivery hereof entering into that certain Agreement and Plan of Merger, as may be amended from time to time (the “Merger Agreement”), by and among the Company, Mundo Merger Sub 1, Inc. a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub 1”), Mundo Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub 2”), Cyxtera Technologies, Inc., a Delaware corporation (“Target”), and Mundo Holdings, Inc., a Delaware corporation and newly formed, wholly owned subsidiary of the Target Stockholder (defined below) (“NewCo”), pursuant to which, on the terms and subject to the conditions set forth therein, (i) prior to the First Effective Time (as defined in the Merger Agreement), (A) SIS Holdings, LP, a Delaware limited partnership and the sole stockholder of the Target (the “Target Stockholder”), shall contribute all of the issued and outstanding common stock of the Target to NewCo and thereby the Target shall become a direct wholly-owned Subsidiary of NewCo and (B) immediately thereafter, the Target shall be converted to a Delaware limited liability company, (ii), Merger Sub 1 will merge with and into NewCo, with NewCo surviving as a wholly owned subsidiary of the Company (the “First Merger”), and (iii) immediately following the First Merger and as part of the same overall transaction, NewCo will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity of the Second Merger as a direct wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Mergers”);

WHEREAS, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), substantially concurrently with the consummation of the Mergers, as set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act) (collectively, the “Other Subscribers”), have, severally and not jointly, entered into separate subscription agreements with the Company with substantially the same terms (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A Shares on the Closing Date (as defined below) at the Purchase Price; and

WHEREAS, the aggregate amount of Class A Shares to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements equals 25,000,000 Class A Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2.            Closing.

(a)            The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Mergers and shall occur immediately prior thereto. At least seven days prior to the anticipated Closing, the Company and the Target will agree on the form and substance of each Closing Notice, and any further amendments will require the prior written consent of Target which shall not be unreasonably withheld. Not less than five (5) business days prior to the scheduled closing date of the Mergers (the “Closing Date”), the Company shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver to the Company on or before three (3) business days prior to the anticipated Closing Date (as specified in the Closing Notice or otherwise agreed to by the Company and Subscriber the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Company in the Closing Notice to be held by the Company or in escrow until the Closing. As soon as practicable after the Closing Date, the Company shall deliver to Subscriber (or its nominee in accordance with the delivery instructions) or to a custodian designated by Subscriber, as applicable, a copy of the records of the Company’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as owner of the Acquired Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Upon the transfer of Subscriber’s deliveries hereunder by the Company to Subscriber (or its nominee in accordance with its delivery instructions), the Purchase Price will be released to the Company. In the event the closing of the Mergers does not occur within five (5) business days of the anticipated Closing Date specified in the Closing Notice, unless otherwise instructed by the Company and Subscriber, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than one (1) business day thereafter) returned to the Company. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.

[[INSERT PARAGRAPH (a) FOR MUTUAL FUND SUBSCRIBERS]

(a)           The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Mergers. At least seven days prior to the anticipated Closing, the Company and the Target will agree on the form and substance of each Closing Notice, and any further amendments will require the prior written consent of Target which shall not be unreasonably withheld. Not less than five (5) business days prior to the scheduled closing date of the Mergers (the “Closing Date”), the Company shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver to the Company on the anticipated Closing Date (as specified in the Closing Notice or otherwise agreed to by the Company and Subscriber) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds (i) to the account specified by the Company in the Closing Notice (which account shall not be an escrow account). On the Closing Date substantially concurrently with the release of its payment of the Purchase Price for the Acquired Shares by the Subscriber, the Company shall deliver to Subscriber (1) the Acquired Shares in book entry form, free and clear or any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws) in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Company’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Upon the transfer of Subscriber’s deliveries hereunder by the Company to Subscriber (or its nominee in accordance with its delivery instructions), the Purchase Price will be released to the Company. In the event the closing of the Mergers does not occur within one (1) business day of the anticipated Closing Date specified in the Closing Notice, unless otherwise instructed by the Company and Subscriber, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than one (1) business day thereafter) returned to the Company. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2.]

(b)           The Closing shall be subject to the conditions that, on the Closing Date:

(i)	solely with respect to Subscriber, (A) the representations and warranties made by the Company (other than the representations and warranties set forth in Section 3(b), Section 3(c) and Section 3(h)) in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which shall be true and correct in all respects as of the Closing Date), and (B) the representations and warranties made by the Company set forth in Section 3(b), Section 3(c) and Section 3(h) of this Subscription Agreement shall be true and correct in all respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), in each case without giving effect to the consummation of the Mergers;

(ii)	solely with respect to the Company, the representations and warranties made by Subscriber in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date, and other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects as of the Closing Date) and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date), in each case without giving effect to the consummation of the Mergers;

(iii)	solely with respect to the Subscriber, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv)	solely with respect to Subscriber, no amendment of the Merger Agreement shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably be expected to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment;

(v)	solely with respect to the Subscriber, there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the other subscribers thereunder unless the Subscriber has been offered substantially the same benefits;

(vi)	no governmental authority shall have enacted and issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) and there shall not be in force and effect any (A) law, rule or regulation (whether temporary, preliminary or permanent) or (B) order, judgment, verdict, subpoena, injunction, decree, ruling, determination or award by any governmental authority of competent jurisdiction, in either case, enjoining, prohibiting or having the effect of making illegal the consummation of the transactions contemplated by this Subscription Agreement, and no such governmental authority shall have instituted a proceeding seeking to impose any such restriction or prohibition;

(vii)	all conditions precedent to the closing of the Mergers set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied (as determined by the parties to the Merger Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Mergers pursuant to the Merger Agreement), and the closing of the Mergers shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(viii)	no suspension of the offering or sale of the Acquired Shares by a governmental authority, including by the Securities and Exchange Commission (the “Commission), or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred prior to the Closing; and

(ix)	the Mergers are consummated substantially concurrently with the Closing.

(c)           At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3.            Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)           As of the Closing Date, the Acquired Shares will be duly authorized and, when issued and delivered to Subscriber against full payment of the Purchase Price for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or first offer or similar rights created under the Company’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c)           This Subscription Agreement, the Merger Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and, assuming that the Transaction Documents constitute the valid and binding agreement of the other parties thereto, are valid and binding obligations of the Company, and are enforceable against it in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d)           The execution, delivery and performance of this Subscription Agreement and the other Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of the Company or materially and adversely affect the validity of the Acquired Shares or the legal authority or ability of the Company to perform in any material respects its obligations hereunder (a “Material Adverse Effect”).

(e)           There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date other than the Merger Agreement, the Amended and Restated Forward Purchase Agreement, the Optional Share Purchase Agreement and the distributable redeemable warrants pursuant to the Warrant Agreement and Section 9.10 of the Company’s Amended and Restated Certificate of Incorporation (collectively with the Amended and Restated Forward Purchase Agreement, the “Other Material Agreements”).

(f)           The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(g)           As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 220,000,000 shares of common stock, par value $0.0001 per share, including (1) 200,000,000 Class A Shares and (2) 20,000,000 Class B Shares. As of the date of this Subscription Agreement, (i) no shares of Preferred Stock are issued and outstanding, (ii) 40,423,453 Class A Shares are issued and outstanding, (iii) 10,105,863 Class B Shares are issued and outstanding and (iv) 6,737,242 detachable redeemable warrants (as defined in the Company’s prospectus relating to its initial public offering dated September 9, 2020 (the “September 2020 Prospectus”)) and 6,723,127 private placement warrants are outstanding.

(h)           The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SVAC.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of the Company’s listing application with respect to the Class A Shares in connection with the Mergers. The Company has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq.

(i)            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) the filings with the Commission of (y) the Registration Statement (as defined below) and (z) Section 9(r), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 5 of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining stockholder approval, and (vi) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(j)            [Except for any arrangements with other subscribers with regulatory restrictions requiring certain payment mechanics and procedures included in its Closing Notice, t]1[T]he Company has not entered into any Other Subscription Agreement (or side letter or similar agreement in respect thereof) on terms (economic or otherwise) more favorable to such subscriber or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement. The Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company other than the Other Subscription Agreements, the Merger Agreement, the Forward Purchase Agreement and the Optional Share Purchase Agreement.

(k)           The Company’s public reports filed with the Commission (collectively, the “Exchange Act Reports”) did not when filed, and taken as a whole and as amended to the date hereof, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the Company’s filings with the Commission. The financial statements of the Company included in the Exchange Act Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments; provided, however, the Company makes no representation with respect to any financial statements of the Target included in any Exchange Act Reports. A copy of each Exchange Act Report is available to Subscriber via the Commission’s EDGAR system.

(l)            Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(m)          Except for placement fees payable to the Placement Agents (as defined below), the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Acquired Shares pursuant to this Subscription Agreement, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company.

1 Include for non-mutual fund subscribers

(n)           The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Company with any notice thereof; provided, however, that the Company shall not be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock-up, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

4.            Subscriber Representations and Warranties and Acknowledgements. Subscriber represents, warrants and acknowledges that:

(a)           Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)           This Subscription Agreement has been duly authorized, executed and delivered by Subscriber and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)           The execution, delivery and performance by Subscriber of this Subscription Agreement, including the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or would prevent, delay or otherwise impede the Subscriber’s timely performance of all its obligations hereunder in full.

(d)           Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) (where, for (13) only family clients that are institutions) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is a “qualified institutional buyer” and is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares and is an “institutional account” as defined by FINRA Rule 4512(c). Accordingly, Subscriber is aware that this offering of the Acquired Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J).

(e)           Subscriber acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to the Company) have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i), (iii) and (iv) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry records representing the Acquired Shares shall contain a restrictive legend to such effect in substantially the following form.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

Subscriber acknowledges and agrees that the Acquired Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least one year from the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f)            Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Company, Target, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly made by the Company in this Subscription Agreement.

(g)           Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)            In making its decision to purchase the Acquired Shares, Subscriber represents and warrants that it has received, reviewed and understood the information made available to it in connection with this offer and sale of the Acquired Shares, and relied solely upon independent investigation made by Subscriber and the representations, warranties, covenants and agreements expressly made by the Company herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, Target, the Mergers and the business of the Company, Target, and each of their subsidiaries. Subscriber represents, acknowledges and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information, to its full satisfaction, as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, Subscriber hereby represents and warrants that it is relying exclusively on such Subscriber’s own sources of information, investment analysis and due diligence (including professional advice such Subscriber deems appropriate) with respect to this offering of the Acquired Shares, and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and the Target, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber represents, acknowledges and agrees that it has not relied on any statements or other information provided by the Placement Agents or any affiliates of the Placement Agents, or any other person or entity (including, without limitation, the Target, any of its affiliates or any of their respective representatives) with respect to the Company, Target, the Mergers, the Merger Agreement and the business of the Company, Target and each of their subsidiaries or its decision to purchase the Acquired Shares other than the representations, warranties, covenants and agreements expressly made by the Company herein. Without limiting anything herein contained (including the foregoing), Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties made by the Company herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i)            Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company, or by means of contact from J.P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets, LLC or UBS Securities LLC or any of their respective affiliates, acting as placement agents for the Company (collectively, the “Placement Agents”), and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, or by means of contact between Subscriber and the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges and agrees that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Target, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties made by the Company contained in this Subscription Agreement, in making its investment or decision to purchase the Acquired Shares.

(j)            Subscriber acknowledges and agrees that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision and Subscriber has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Acquired Shares. Subscriber will not look to the Placement Agents, the Company or any other person for all or part of any such loss or losses Subscriber may suffer, is able to sustain a complete loss on its investment in the Acquired Shares, has no need for liquidity with respect to its investment in the Acquired Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Acquired Shares. Accordingly, Subscriber acknowledges that the offering of the Acquired Shares meets the institutional account exemptions from filing under FINRA Rule 2111(b). Subscriber acknowledges and agrees that neither the Company nor any of its affiliates has provided any tax advice to Subscriber or made any representations or warranties or guarantees to Subscriber regarding the tax treatment of its investment in the Acquired Shares.

(k)            Subscriber represents, acknowledges and agrees that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that (i) the Acquired Shares are a suitable investment for Subscriber, (ii) its investment in the Acquired Shares is fully consistent with Subscriber’s financial needs, objectives and condition, (iii) its investment in the Acquired Shares is fully consistent and complies with all investment policies, guidelines and other restrictions applicable to Subscriber and (iv) Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(l)            Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m)            Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as placement agent in connection with the offering of the Acquired Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the offering of the Acquired Shares, (ii) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the offering of the Acquired Shares, (iii) no Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the Acquired Shares or the Mergers or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the offering of the Acquired Shares, and (iv) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by you, the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the offering of the Acquired Shares. Subscriber acknowledges that the Placement Agents, affiliates of the Placement Agents and their respective officers, directors, employees and representatives may have acquired non-public information with respect to the Company which Subscriber agrees, subject to applicable law, need not be provided to it.

(n)            Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(o)           If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, Target, nor any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

(p)           Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

(q)           Subscriber (for itself and for each account for which Subscriber is acquiring the Acquired Shares) acknowledges that it is aware that each Placement Agent is acting as one of Company’s Placement Agents and that (i) J.P. Morgan Securities LLC is acting as financial advisor to BCP Partners, the parent company of the Target, and (ii) Citigroup Global Markets Inc. is acting as financial advisor to the Target in connection with the Mergers.

(r)            Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

(s)           Subscriber is not currently a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or the Target (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in each case other than a “ group” comprised solely of affiliates of the Subscriber.

(t)            No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Acquired Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Acquired Shares hereunder.

(u)            No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Acquired Shares to Subscriber.

(v)            If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Acquired Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

5.            Registration Rights.

(a)            Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Registrable Securities (as defined below) (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (but, shall use its commercially reasonable efforts to have the Registration Statement declared effective no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review) (the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations, provided, further, that the Company’s obligations to include the Registrable Securities for resale in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber, including, but not limited to, the Registrable Securities held by Subscriber, and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Class A Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above in this Section 5. The Company will provide a draft of the Registration Statement to the undersigned for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities or such shorter period upon which each undersigned party with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Company issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated by the Commission) (and without limitation on the amount of securities sold or the manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), if applicable); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

(b)            In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Company shall:

(i)

except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii)	advise Subscriber within five (5) business days:

(1)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)	subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company;

(iii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)	upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)	use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Company have been listed;

(vi)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable Subscriber to sell the Registrable Securities under Rule 144; and

(vii)	upon receipt of the opinions required under Section 8(c), use its commercially reasonable efforts, if requested by Subscriber to cause the removal of the restrictive legends from any Acquired Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Acquired Shares.

(c)            Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than thirty (30) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or prospectus contained therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)            Indemnification.

(i)	The Company agrees to indemnify, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), its directors, officers, agents, and employees, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees of one law firm), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5(d)(i) shall not apply to amounts paid in settlement of any out-of-pocket losses, claims, damages, liabilities and expenses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any out-of-pocket losses, claims, damages, liabilities and expenses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement.

(ii)	Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors, officers, agents, employees and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Subscriber expressly for use therein; provided, however, that the liability of such Subscriber shall be in proportion to and limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation.

(iii)	Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)	The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of securities.

(v)	If the indemnification provided under this Section 5(d)(v) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party's and indemnified party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(d)(v) from any person who was not guilty of such fraudulent misrepresentation.

6.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is duly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto, in each case, with the prior written consent of Target, to terminate this Subscription Agreement, or (c)  at the election of the Subscriber, if the Closing has not occurred by July 31, 2021; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber in writing of the termination of the Merger Agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the undersigned of the Purchase Price for the Acquired Shares pursuant to Section 2, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the undersigned without any deduction for or on account of any tax, withholding, charges, or set-off.

7.            Additional Agreements and Waivers of Subscriber.

(a)            Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a business combination, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the September 2020 Prospectus, available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of its public stockholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the September 2020 Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Company’s certificate of incorporation in connection with the Mergers or any other business combination, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. This paragraph shall survive any termination of the Subscription Agreement.

(b)            No Hedging. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other hedging transactions of any kind with respect to the Acquired Shares during the period from the date of this Subscription Agreement through the Closing. Nothing in this Section 7(b) shall prohibit such persons from engaging in hedging transactions with respect to other securities of the Company, including Class A Shares acquired in open market purchases, so long as such person does not create any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act, or short sale positions, with respect to the Acquired Shares, nor shall this Section 7(b) prohibit any other investment portfolios of the Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transaction contemplated hereby from entering into any short sales or engaging in other hedging transactions and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement.

8.            Covenants of the Company

(a)            Except as contemplated herein, prior to the Closing, the Company and its affiliates shall not, and shall cause any person acting on behalf of any of the foregoing to not, take any action or steps that would require registration of the issuance of any of the Acquired Shares under the Securities Act.

(b)           With a view to making available to Subscriber the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell securities of the Company to the public without registration, the Company agrees, until the Acquired Shares are registered for resale under the Securities Act, to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(iii)	furnish to Subscriber so long as it owns Acquired Shares, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(iv)	provide all customary and reasonable cooperation, necessary, in each case, to enable the Subscriber to resell the Acquired Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Subscriber), as applicable.

(c)           The legend described in Section 4(e) shall be removed and the Company shall issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), no later than the second day (or, if shorter, the then-effective settlement period for securities transactions) (i) following the date on which the Registration Statement is declared effective or (ii) following the date on which the sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

9.            Miscellaneous.

(a)            Each party hereto acknowledges that the other party hereto, the Placement Agents (as third party beneficiaries with the right to enforce Section 3, Section 4 and Sections 9(a), (b) and (l) hereof on their own behalf and not, for the avoidance of doubt, on behalf of the Company) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in all material respects. Subscriber further acknowledges and agrees that the Placement Agents are third-party beneficiaries of the representations and warranties of Subscriber contained in this Subscription Agreement and, for the avoidance of doubt, are entitled to rely upon the representation and warranties made by Subscriber in this Subscription Agreement.

(b)           Each of the Company, Subscriber and each Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)           All the representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(d)           The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available; provided that the Company agrees to keep any such information provided by Subscriber confidential other than as necessary to include in any registration statement the Company is required to file hereunder. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, Subscriber’s Acquired Shares may not be able to be registered for resale. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as exhibit to a periodic report or registration statement.

(e)           This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(f)           This Subscription Agreement (including Schedule A hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)           Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Mergers). For the avoidance of doubt, this Subscription Agreement and any rights that may accrue to Subscriber hereunder may be transferred or assigned by Subscriber without the prior written consent of the Company, including, without limitation, to another investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate), provided, that no such transfer shall release Subscriber of its obligations hereunder.

(h)           If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)            This Subscription Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(j)            Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(k)           The Company shall be responsible for the fees of its transfer agent, stamp taxes and all of DTC’s fees associated with the issuance of the Acquired Shares.

(l)            Subscriber understands and agrees that (i) no disclosure or offering document has been prepared by the Placement Agents or any of their affiliates in connection with the offer and sale of the Acquired Shares; (ii) the Placement Agents and their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Target, the Mergers or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company or Target; and (iii) in connection with the issue and purchase of the Acquired Shares, the Placement Agents have not acted as Subscriber’s financial advisor, tax or fiduciary.

(m)          Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Company, to:

Starboard Value Acquisition Corp.

777 Third Avenue, 18th Floor

New York, NY 10017

Attention:      Martin D. McNulty, Jr.

Telephone:    (212) 845-7977

E-mail:            mmcnulty@starboardvalue.com

with a required copy to (which copy shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park, 44th Floor

New York, NY 10036-6745

Attention:      Alice Hsu

Telephone:    (212) 872-1000

Facsimile:      (212) 872-1002

E-mail:           ahsu@akingump.com

(n)          The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(o)           This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, PLACEMENT AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(o).

(p)            If, any change in the Class A Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

(q)            Subscriber has delivered or will deliver to the Company a duly executed IRS Form W-9 or applicable IRS Form W-8, and will provide any other tax-related documentation or information reasonably requested by the Company.

(r)            The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Mergers and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or agents (including the Placement Agents) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates, or include the name of Subscriber or any of its affiliates in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Company shall provide Subscriber with written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Subscriber regarding such disclosure.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

STARBOARD VALUE ACQUISITION CORP.

By:
Name:
Title:

SUBSCRIBER

Name of Subscriber:

Signature of Subscriber:

By:

By:

Name:
Title:
Address for Notices:

Attention:
Email Address:

Subscriber’s EIN:

Name in which securities are to be registered (if different)

Number of Acquired Shares subscribed for:

Price Per Acquired Share:   $10.00

Aggregate Purchase Price: $____________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
	2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;

☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐ Any entity in which all of the equity owners are accredited investors;

☐ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ An institutional “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐ An institutional “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.